EXHIBIT 99.5

DIRECTORS AND EXECUTIVE OFFICERS OF CANADA GROWTH FUND INC., CANADA GROWTH FUND INVESTMENT MANAGEMENT INC.,
CANADA DEVELOPMENT INVESTMENT CORPORATION, AND PUBLIC SECTOR PENSION INVESTMENT BOARD

Each occupation set forth opposite such person’s name refers to employment with the Reporting Persons or their respective parent company. To the knowledge of the Reporting Persons, none of the directors or executive officers below have, during the last five years, been convicted in a criminal proceeding or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or a finding of any violation with respect to such laws. To the knowledge of the Reporting Persons, none of the directors or executive officers below beneficially own any of the common shares of NMG. Each of the directors and executive officers of the Reporting Persons listed below is a citizen of Canada, with the exception of Oliver Duff and Simon Marc. Oliver Duff is a citizen of the United Kingdom, and Simon Marc is a citizen of the United Kingdom and France. In addition to the Canadian citizenship of the following individuals, Thomas Chanzy is a citizen of France; David Court is a citizen of the United States; Carlos Gallardo is a citizen of Spain; and Patrick Charbonneau, Martin Glynn, Maurice Tulloch, and Russ Wenman are citizens of the United Kingdom.
CGF Officers:

Name	Title	Address of Present Principal Occupation or Employment
Elizabeth Wademan	President and Chief Executive Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540 Toronto, ON M5J 2S1
Tess Lofsky	General Counsel and Corporate Secretary - Canada Development Investment Corporation	161 Bay Street, Suite 4540 Toronto, ON M5J 2S1
Carlos Gallardo	Chief Financial Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540 Toronto, ON M5J 2S1
Al Hamdani	Executive Vice President and Chief Business Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540 Toronto, ON M5J 2S1
CGF Directors:

Name	Title	Address of Present Principal Occupation or Employment
Elizabeth Wademan	President and Chief Executive Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540 Toronto, ON M5J 2S1
Canada Development Investment Corporation Officers:

Name	Title	Address of Present Principal Occupation or Employment
Elizabeth Wademan	President and Chief Executive Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Al Hamdani	Executive Vice President and Chief Business Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Thomas Chanzy	Vice President & Head of Communications and Public Affairs - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Carlos Gallardo	Chief Financial Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Sébastien Labelle	Vice-President - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Tess Lofsky	General Counsel and Corporate Secretary - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Russ Wenman	Vice President & Head of Execution and Advisory - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Canada Development Investment Corporation Directors:

Name	Title	Address of Present Principal Occupation or Employment
Jennifer Reynolds	Chief Executive Officer - Women Corporate Directors Foundation	4440 PGA Blvd., Suite 600, Palm Beach Gardens, FL 33410
Dwight Ball	Independent Director - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Alicia Damley	Independent Director - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
Sandra Rosch	Executive Vice President and Director - Labrador Iron Ore Royalty Corporation	235 Water Street, Suite 1000, Scotia Centre, St. John's NL A1C 1B6 Canada
Sean Strickland	Executive Director - Canada’s Building Trades Unions	72 Chamberlain Avenue, Ottawa ON K1S 1V9
Elizabeth Wademan	President and Chief Executive Officer - Canada Development Investment Corporation	161 Bay Street, Suite 4540, Toronto, ON M5J 2S1
CGFIM Directors:

Name	Title	Address of Present Principal Occupation or Employment
Deborah K. Orida	President and Chief Executive Officer, Office of the President and CEO - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Jean-François Bureau	Senior Vice President and Chief Financial and Risk Officer, Office of the Chief Financial and Risk Officer - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Patrick Charbonneau	President and Chief Executive Officer, Canada Growth Fund Investment Management - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
CGFIM Officers:

Name	Title	Address of Present Principal Occupation or Employment
Jean-François Bureau	Senior Vice President and Chief Financial and Risk Officer, Office of the Chief Financial and Risk Officer - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Patrick Charbonneau	President and Chief Executive Officer	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Stephan Rupert	Chief Investment Officer	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Sophie Kaine Roy	Signing Officer	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Martin Boily-Coté	Managing Director and Head of Taxation, Taxation -PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Selin Bastin	Chief Legal Officer, Canada Growth Fund Investment Management - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Tammy Marer	Senior Director, Enterprise Affairs Legal Lead and Privacy Officer, Legal Affairs - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
PSPIB  Directors:

Name	Title	Address of Present Principal Occupation or Employment
Miranda Hubbs	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Maryse Bertrand	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Gregory Chrispin	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Marianne Harris	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Susan Kudzman	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
David Court	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Helen Mallovy-Hicks	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Martin Glynn	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Maurice Tulloch	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Katherine Lee	Corporate Director - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
PSPIB Officers:

Name	Title	Address of Present Principal Occupation or Employment
Deborah K. Orida	President and Chief Executive Officer, Office of the President and CEO - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Melanie Bernier	Senior Vice President and Chief Legal Officer - Legal Affairs, Compliance and Taxation	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Alison Breen	Managing Director, Head of Legal (Americas) and Corporate Secretary, Legal Affairs	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Jean-François Bureau	Senior Vice President and Chief Financial and Risk Officer, Office of the Chief Financial and Risk Officer - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Patrick Charbonneau	President and Chief Executive Officer, Canada Growth Fund Investment Management - PSP Investments	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Oliver Duff	Senior Vice President and Global Head of Credit Investments, Credit Investments	10 Bressenden Place, 8th floor, London, United Kingdom SW1E 5DH
Simon Marc	Senior Vice President and Global Head of Private Equity and Strategic Partnerships, Private Equity	10 Bressenden Place, 8th floor, London, United Kingdom SW1E 5DH
David Ouellet	Senior Vice President and Chief Technology, Data and Operations Officer, Technology, Data and Operations	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada
Patrick Samson	Senior Vice President and Global Head of Real Assets Investments, Real Estate, Natural Resources	1250, boul. René-Lévesque Ouest, bureau 1400 Montréal, Québec H3B 5E9 Canada